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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Lilly Stock Plan, 1998 Lilly Stock Plan, 1994 Lilly Stock Plan, 1989 Lilly Stock Plan of Eli Lilly and Company of our report dated January 30, 2003, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.




                                                     /s/ Ernst & Young LLP
                                                     --------------------------
                                                     Ernst & Young LLP

Indianapolis, Indiana
March 25, 2003